UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 15, 2009

GUARDIAN TECHNOLOGIES INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-28238	54-1521616
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

516 Herndon Parkway, Suite A, Herndon, Virginia 20170
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (703) 464-5495

___________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Section 3.02

Unregistered Sales of Equity Securities

On November 17, 2009, the Company sold an aggregate of 1,080,000 shares of Common Stock and an aggregate of 1,080,000 Class N Warrants to three accredited investors for gross proceeds to the Company of approximately $270,000. In connection with the sale of securities, the placement agent received a commission of 8% of the gross proceeds of the placement, or approximately $21,600, and expense reimbursement of $70. The Warrants issued to the investors are exercisable at a price of $0.25 per share, contain customary anti-dilution provision, and expire sixty (60) months from the date of issuance. Also, the Company committed to issue to the placement agent an aggregate of 108,000 placement agent’s warrants equal to 10% of the number of shares sold in the offering (but excluding the shares underlying the warrants issued to investors), each warrant is exercisable at a price of $0.275 per share for a period of five years from the date of issuance, and contain customary anti-dilution provision. The Common Stock, Class N Warrants, and placement agent’s warrants were issued in reliance upon the exemption from the registration requirements set forth in Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

On December 7, 2009, in accordance with the terms of the Company’s outstanding Series A Debentures, a debenture holder converted $100,000 in principal amount of its debenture into an aggregate of 400,000 shares of Common Stock. The Common Stock was issued in reliance upon the exemption from the registration requirements set forth in Section 3(a)(9) and/or Section 4(2) of the Securities Act.

On December 10, 2009, the Company sold an aggregate of 80,000 shares of Common Stock and an aggregate of 80,000 Class N Warrants to an accredited investor for gross proceeds to the Company of approximately $20,000. In connection with the sale of securities, the placement agent received a commission of 8% of the gross proceeds of the placement, or approximately $1,600. The Warrants issued to the investors are exercisable at a price of $0.25 per share, contain customary anti-dilution provision, and expire sixty (60) months from the date of issuance. Also, the Company committed to issue to the placement agent an aggregate of 8,000 placement agent’s warrants equal to 10% of the number of shares sold in the offering (but excluding the shares underlying the warrants issued to investors), each warrant is exercisable at a price of $0.275 per share for a period of five years from the date of issuance, and contain customary anti-dilution provision. The Common Stock, Class N Warrants, and placement agent’s warrants were issued in reliance upon the exemption from the registration requirements set forth in Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

On December 15, 2009, in accordance with the terms of the Company’s outstanding Series A Debentures, three debenture holders converted a aggregate of $200,000 in principal amount of their debentures into an aggregate of 800,000 shares of Common Stock. The Common Stock was issued in reliance upon the exemption from the registration requirements set forth in Section 3(a)(9) and Section 4(2) of the Securities Act.

On December 17, 2009, the Company issued to a consultant Class N common stock purchase warrants to purchase an aggregate of 200,000 shares of our Common Stock.  The Warrants are exercisable at a price of $0.25 per share, contain customary anti-dilution provision, and expire sixty (60) months from the date of issuance. The foregoing securities were issued in reliance upon the exemption set forth in Section 4(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder.

On December 21, 2009, in accordance with the terms of the Company’s outstanding Series A Debentures, a debenture holder converted $50,000 in principal amount of its debenture into an aggregate of 200,000 shares of Common Stock. The Common Stock was issued in reliance upon the exemption from the registration requirements set forth in Section 3(a)(9) and/or Section 4(2) of the Securities Act.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUARDIAN TECHNOLOGIES INTERNATIONAL, INC.
Date: December 21, 2009	By: /s/ Michael W. Trudnak Chief Executive Officer

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